UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                      AMERICAN WATER WORKS COMPANY, INC.
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

[Logo]                   RWE Acquisition Update #3




October 8, 2001

This is an update on the RWE/Thames acquisition for Associates of American Water. Frequent updates will be distributed in the coming weeks via email. They will then be archived, along with other materials, in the "RWE Acquisition Update" database on Lotus Notes.

          Last week, RWE President and Chief Executive Officer Dr. Dietmar Kuhnt, and Chief Financial Officer Klaus Sturany visited the Voorhees headquarters. During their short stay they met with members of the senior management team to talk about RWE's business, their perspectives on the proposed acquisition and on recent events in the US. Here is an excerpt of Dr. Kuhnt's remarks:


On the transaction

          I can't tell you how excited I am for RWE and Thames Water to begin a partnership with American Water Works... We are confident this partnership will create new growth opportunities for everyone who is connected to American Water Works. As part of RWE, our combined company will have greater access to capital. This, in turn, will create new possibilities to enhance growth throughout the United States and in the rest of North and South America, the region for which you -- the American Water Works team -- will be responsible once the transaction closes.

          Beyond ensuring that the newly combined company has access to growth capital, its success will be determined by the degree to which American Water Works, Thames Water and RWE exchange operating and management best practices. For such a healthy exchange of ideas and know-how within our family of companies will be one of the most important ways we will set ourselves apart from the competition on a global and local scale.

          Although the close of the transaction is still far off, I'd like to extend to you an early welcome to the RWE family of companies. We are fully aware of the heritage we will be inheriting from American Water Works, and are committed to maintaining the company's legacy as we continue to enable its growth, and together build the world leader in water.



                                Continued . . .

RWE Acquisition Update #3 - page 2


RWE's Presence in the US

          RWE...has a history of operating in the United States. In addition to Thames Water's E-Town's business, the RWE Group has a number of other subsidiaries and affiliations here. These include companies such as Pittsburgh-based CONSOL Energy, a company that holds a leading position in the global coal market...CONSOL is a multi-fuel provider and also operates mines in Pennsylvania, Ohio, Virginia, West Virginia, Kentucky, Illinois and Utah, and currently produces approximately 7% of the total annual output of the U.S. hard coal market.

          Other RWE businesses with major operations in the U.S. are the construction companies Turner Corporation of Dallas and Kitchell Corporation of Phoenix, and Heidelberger, which is the market leader in the United States for web-fed offset presses. Heidelberger has substantial operations in the U.S., principally in New Hampshire.

          During the fiscal year just ended...approximately 20% of the RWE Group's $57 billion in sales were generated in North America. North America accounts for about half of the sales we generate outside of Germany.

On the events of September 11

          On behalf of the more than 170,000 employees of the RWE family worldwide, let me take a moment to again express our profound sadness and outrage regarding the terrorist attack on the United States that took place three weeks ago. Our prayers are with the victims of these shameful attacks, their families and the countless rescue workers and volunteers who have worked at great peril in the hopes of saving even one life and helping to restore and rebuild New York and Washington.

          It has been said by others, but it bears repeating here: All of us around the world have been Americans throughout these past few weeks. And that rings true especially for RWE. For RWE and its affiliates employ more than 16,500 people in the United States, or about 10% of the Group's entire work force. In light of our company's presence in the U.S., and our general commitment to being a true part of the communities in which we operate, we have donated $2 million dollars to support the recovery efforts in New York and Washington. We are currently in contact with the honorable Daniel Coats, the US Ambassador to Germany on where the donation would best be served.

                                     * * *

          American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President External Affairs, at (856) 566-4026.

          The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

          Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.